SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 2002



                         NORTHEAST MORTGAGE CORPORATION
          --------------------------- -------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                           ------------------ -------
                 (State or other jurisdiction of incorporation)


         000-29549                                    86-0972558
----------------------------          ------------------------------------------
  (Commission File Number)               (IRS Employer Identification Number)



                   800 Main Street South, Southbury, CT 06488
             --------- -------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 252-6110
                                                           ---------------



                             Knight Investments Ltd.
                            11601 East Lusitano Place
                              Tucson, Arizona 85748
                   ------------------ ----------------------
          (Former name or former address, if changed since last report)



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



Item 1.       Changes in Control of Registrant

         The Registrant was formerly known as Knight Investment Ltd. and is now known as the Northeast Mortgage Corporation, a Nevada corporation (the "Company"), as the result of a name change in March 2002. On October 30, 2001 the Company entered into a Contribution Agreement (the "Agreement"), with Northeast Mortgage LLC, a Connecticut limited liability company ("Northeast"), and its members to acquire substantially all of the assets of Northeast (the "Acquisition"). As a result of the Acquisition, Northeast received 3,000,000 shares of newly issued common stock of the Company and 4,600,000 shares of the Company's Series A Preferred Stock.

         The Company had 1,000,000 shares of its $.001 par value common stock outstanding prior to the Acquisition. The former members of Northeast now own 3,000,000 shares of the Company's common stock out of the 4,000,000 shares issued and outstanding after the Acquisition.

         The principal member of Northeast, Brian P. Rogerson, became the principal shareholder of the Company. Mr. Rogerson now owns 1,650,000 shares of common stock, or approximately 41.25% of the issued and outstanding common stock of the Company. Mr. Rogerson therefore has substantial power to control the election of directors and all other matters that may be submitted to the shareholders for a vote in the future.

Item 2.       Acquisition or Disposition of Assets

         On October 30, 2001, the Company's Board of Directors approved, subject to shareholder approval, the terms of the Acquisition as set forth in the Agreement and the amendments to the Articles of Incorporation required by the Acquisition. Under the terms of the Agreement, the Company acquired substantially all of the assets of Northeast in exchange for the issuance of 3,000,000 restricted shares of common stock of the Company and 4,600,000 shares of Series A Preferred Stock.

         Effective January 20, 2002, the majority of the shareholders of the Company approved by written consent resolutions (i) the change of name of the Company; (ii) the Acquisition; (iii) the amendment of the Articles of Incorporation to accommodate the foregoing changes and to authorize the issuance of up to 10,000,000 shares of preferred stock; and (iv) the adoption of the 2001 Incentive Stock Plan, which occurred effective March 27, 2002. Under the provisions of Nevada Business Corporation Law, the authorization of additional shares of capital stock requires the amendment of the Articles of Incorporation, which in turn requires the approval of the Board of Directors and the shareholders of the Company.

         On February 25, 2002, the Company filed Articles of Amendment to amend and restate its Articles of Incorporation to change its name from Knight Investment Ltd. to Northeast Mortgage Corporation and authorize the issuance of up to 10,000,000 shares of preferred stock. The Company now has 100,000,000 shares of common stock, par value $.001 per share, authorized and 10,000,000 shares of preferred stock, par value $.001 per share, authorized, of which 4,000,000 shares of common stock are issued and outstanding and 4,600,000 shares of preferred stock are outstanding after the Acquisition.

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

         Effective on the closing of the  Acquisition on March 27, 2002,  Daniel
L. Hodges, the former president, secretary, sole director and principal shareholder of the Company, resigned and Brian P. Rogerson, the new principal shareholder of the Company, was elected the new chairman of the board and president. Sean Rogerson was elected vice president and director. Further, Anthony Gabriele was elected to the Board of Directors and became the Company's secretary.

         As a result of the Acquisition, the business of Northeast has become the business of the Company. See Item 5 below for a description of the new business of the Company.

Item 5.       Other Events


                             DESCRIPTION OF BUSINESS

General

         The Company was founded in 1996. The Company, after the Acquisition, is engaged primarily in the mortgage banking business, and as such originates and sells mortgage loans. The Company's mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- family residences. The Company also offers home equity loans both in conjunction with newly produced prime credit quality first mortgages and as a separate product. In addition, the Company offers sub-prime credit quality first-lien single-family mortgage loans.

The Mortgage Banking Industry

         The mortgage banking industry is the largest consumer debt-related sector in the United States. The mortgage banking industry involves primarily two businesses: origination of loans and servicing of loans. Origination is the process of taking a loan application, gathering the relevant credit history and other information on the borrower and funding the loan. Mortgage bankers obtain their funds typically by selling their loans in the secondary market. Servicing a loan occurs after the loan has been made to the borrower. Servicing involves the collection of principal and interest, the handling of prepayments and, when necessary, foreclosures. Although most mortgage bankers usually sell their loans shortly after funding, they may or may not sell the servicing rights.

         Mortgage brokers, in contrast to mortgage bankers, do not make the ultimate decision on whether or not to extend the customer a loan and they do not actually make the loan. They work as intermediaries between borrowers and lending sources. They typically have access to a variety of lenders and are able to offer a wide choice of loan programs. They are paid a fee by the borrower or the lender when the loan closes.

         The retail origination market of the mortgage banking industry is highly fragmented. According to Wholesale Access, a research and publishing firm in Columbia, Maryland, there were approximately 30,000 independent mortgage brokerage firms at year-end 2000, and the average independent brokerage firm originated approximately $15 million in mortgage loans.


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


Mortgage Banking Operations

         The Company's primary objective is to offer a full range of mortgage products to qualified borrowers and to generate positive cash flow by selling substantially all originated loans for cash to institutional investors, usually without recourse, within a short period after such loans are originated, thereby reducing exposure to interest rate and credit risks.

         The Company's revenues from mortgage banking activities are primarily generated from origination fees, lender fees, the premium it receives on the sale of mortgage loans it originates, and from interest earned during the period that The Company holds mortgage loans for sale. The Company's mortgage loans, together with servicing rights to these mortgages, are typically sold on a non-recourse basis to institutional investors within approximately 7 to 30 days of the date of origination of the mortgage. In general, when the Company establishes an interest rate at the origination of a mortgage loan, it attempts to contemporaneously lock in an interest yield to the institutional investor that is purchasing the loan from the Company. By selling these mortgage loans at the time of or shortly following origination, the Company limits its exposure to interest rate fluctuations and credit risks. Furthermore, by selling its
mortgage  loans  on  a  "servicing-released"   basis,  the  Company  avoids  the
administrative and collection expenses of managing and servicing a loan portfolio and it avoids a risk of loss of anticipated future servicing revenue due to mortgage prepayments in a declining interest rate environment.

Operating Strategy

         The Company's operating strategy includes the following elements:

o continue to provide quality service. The Company seeks to provide high levels of service to its retail customers and the broker network that is a source of wholesale loan originations. This service includes prompt preliminary approval of loans, consistent application of the Company's underwriting guidelines and prompt funding of loans. To provide this level of service, a team of professionals that includes experienced loan sales personnel, processors and underwriters handles each loan. The Company believes that this commitment to service
         provides  it  with  a  competitive   advantage  in   establishing   and
         maintaining a productive sales force and satisfactory broker relationships;

o maintain underwriting standards. The Company's underwriting process is designed to thoroughly, expeditiously and efficiently review and underwrite each prospective loan and to insure that each loan can be sold to a third-party investor by conforming to its requirements. The Company employs 4 underwriters, with an average of 10 years of relevant mortgage loan experience to ensure that all originated loans satisfy the Company's underwriting criteria. Each loan is reviewed and approved by a senior underwriter. The Company believes that its experienced underwriting staff provides it with the infrastructure required to manage and sustain The Company's growth rate while maintaining the quality of loans originated; and

o continue delegated underwriting approval status. The Company seeks to provide a high level of service to its retail and wholesale accounts,


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

         by having internal authority to approve a large portion of the loans it sells. In addition to FNMA, FHA and jumbo loans, the Company has been delegated authority by certain institutional investors to approve many of the Company's niche products. The Company has provided training for its processors and underwriters to efficiently review each file for compliance with investor guidelines. The Company believes that its delegated authority to approve most loans provides it with a competitive advantage because it allows Company to provide additional services to its borrowers and correspondents.

Loan Production

         The Company originates conventional mortgage loans, mortgage loans insured by the Federal Housing Administration, home equity loans and sub-prime loans. A majority of the conventional loans are conforming loans that qualify for inclusion in guarantee programs sponsored by the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"). The remainder of the conventional loans are non-conforming loans (i.e., jumbo loans with an original balance in excess of $252,700 or other loans that do not meet Fannie Mae or Freddie Mac guidelines). As part of its mortgage banking activities, Company originates conventional loans with original balances of up to $2 million.

         The Company's typical retail customer is assigned to one of the Company's mortgage loan officers working at one of the Company's offices. The loan officer interviews the applicant about his/her mortgage borrowing needs and explaining the Company's mortgage product alternatives. Following this interview, the mortgage loan officer assists the customer in completing an application and gathering supporting documentation ("loan file"). Once the loan file is submitted, a sales manager reviews the file to verify that the loan complies with a specific product that the Company can resell to institutional investors. The Company assigns a loan processor to review a loan file for completeness and requests missing documentation from the borrower. The Company's review of a loan file and the related underwriting process generally includes matters such as verification of an applicant's sources of down payment and the accuracy of the applicant's income and other information, review of an applicant's credit report from a credit reporting agency, receipt of a real estate appraisal, and compliance with the Company's underwriting criteria and those of either FHA and/or institutional investors. The Company's review/underwriting process allows it to achieve efficiency and uniformity in processing, as well as quality control over all loans.

         When a loan reaches the underwriting department, the Company's goal is to promptly evaluate the loan file to reach preliminary decisions within 24 to 48 hours of receipt. After a loan has been approved, the Company issues a written loan commitment to the applicant that sets forth, among other things, the principal amount of the loan, interest rate, origination and/or closing fees, funding conditions and approval expiration dates.

         Approved applicants may elect to "lock-in" their mortgage interest rate as of the application date or thereafter or accept a "prevailing" interest rate. A "prevailing" interest rate is subject to change in accordance with market interest rate fluctuations and is set by the Company three to five days prior to closing. At the closing, an attorney or closing agent hired by the Company is responsible for completing the mortgage transaction and appropriate documentation in accordance with applicable law and the Company's operating procedures.

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

         As a retail mortgage originator, the Company performs all the tasks required in the loan origination process, thereby eliminating any intermediaries from the transaction. This permits the Company to maximize fee income and to be a low cost provider of mortgage loans. The Company believes that this structure provides it with a competitive advantage over mortgage brokers, who must outsource a significant portion of the loan origination process, and over banks, which usually have greater overhead expenses than the Company. In addition, handling the entire loan origination process in-house leads to effective quality control and better communication among the various personnel involved.

Mortgage Products Offered

         The Company believes it is one of a small group of multi-state mortgage bankers that offer on a direct (or retail) basis a broad array of mortgage products to prime credit borrowers (i.e., a credit-rated borrower seeking a conventional or FHA/VA insured loan), and borrowers who are unable to qualify for conforming home mortgages. The Company's experience and expertise in numerous types of mortgage products also gives it the ability to originate a full range of mortgage products on a wholesale basis. This broad array of products allows increases the livelihood that prospective borrowers can obtain a mortgage through the Company.

         The following are examples of the more than 200 mortgage programs offered to prime credit borrowers:

o fixed interest rate mortgages with a fixed monthly payment. This loan is fully amortizing over a given number of years (for example, 15 or 30 years); a portion of the monthly payment covers both interest and principal; and

o fixed interest rate balloon mortgages with equal monthly payments based on a long-term schedule (15 to 30 years), yet payment of the outstanding balance is due in full at an earlier date (5 to 10 years).

Fair Lending Programs

         In conjunction with fair lending initiatives undertaken by both Fannie Mae and Freddie Mac and promoted by various government agencies, including the Department of Housing and Urban Development, the Company has established affordable home loan and fair lending programs for low-income, moderate-income and designated minority borrowers. These programs offer more flexible underwriting guidelines (consistent with guidelines adopted by Fannie Mae and Freddie Mac) than historical industry standards, thereby enabling more people to qualify for home loans. These guidelines lower down payments, income and cash reserve requirements and are more liberal in areas such as credit and employment history.

Loan Underwriting

         The Company's guidelines for underwriting FHA-insured loans comply with the criteria established by that entity. Its guidelines for underwriting conventional conforming loans comply with the underwriting criteria employed by Fannie Mae and/or Freddie Mac. The Company's underwriting guidelines and property standards for conventional non-conforming loans are based on the underwriting standards employed by private investors for such loans. Conventional loans having a loan to value ratio greater than 80% at origination are covered by primary mortgage insurance. The insurance may be paid for by the borrower or the lender.

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

         The Company determines loan approval by using the following general underwriting criteria to determine if a conventional loan is a prime credit quality first mortgage loan application. Borrowers who do not qualify for a prime credit quality first mortgage may qualify for a sub-prime loan.

Employment and Income

         Applicants must exhibit the ability to generate income, on a regular ongoing basis, in an amount sufficient to pay the mortgage payment and any other debts the applicant may have. The following sources of income may be included when determining the applicant's ability: salary, wages, bonus, overtime, commissions, retirement benefits, notes receivable, interest, dividends, unemployment benefits, rental income and other verifiable sources of income.

         The type and level of income verification and supporting documentation required may vary based upon the type of loan program selected by the applicant. For salaried applicants, evidence of employment and income is obtained through written verification of employment with the current and prior employer(s) or by obtaining a recent pay stub and W-2 forms. Self-employed applicants are generally required to provide income tax returns, financial statements or other documentation to verify income.

Debt-to-Income Ratios

         Generally, an applicant's monthly housing expense (loan payment, real estate taxes, hazard insurance and homeowner association dues, if applicable) should be no greater than 25% to 28% of their monthly gross income. Total fixed monthly obligations (housing expense plus other obligations such as car loans, credit card payments, etc.) generally should be no greater than 33% to 36% of monthly gross income. Other areas of financial strength, such as equity in the property, large cash reserves or a history of meeting home mortgage or rental obligations are considered to be compensating factors and may result in an adjustment of these ratio limitations.

Credit History

         An  applicant's  credit  history is  examined  for both  favorable  and unfavorable occurrences. An applicant who has made payments on outstanding or previous credit obligations according to the contractual terms may be considered favorably. Items such as slow payment records, legal actions, judgments, bankruptcy, liens, foreclosure or garnishments are viewed unfavorably. In some instances, extenuating circumstances beyond the applicant's control, may mitigate the effect of such unfavorable items on the credit decision.

Property

         The property's market value is assessed to ensure that the property provides adequate collateral for the loan. Generally, properties are appraised by licensed real estate appraisers. Automated or streamlined appraisal systems may also be used to confirm property values on some loan programs.


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

Maximum Indebtedness to Appraised Value

         Generally, the maximum amount the Company will lend is 95% of the property value (appraised value or purchase price, which ever is less). However, under certain loan programs this percentage may be exceeded. Loan amounts in excess of 80% of the appraised value generally require primary mortgage insurance to protect against foreclosure loss.

Funds for Closing

         Generally, applicants are required to have sufficient funds of their own to meet the down payment requirement. A portion of the funds may come from a gift or an unsecured loan from a municipality or a non-profit organization. Certain programs may require the applicant to also have cash reserves after closing.

Sub-prime Underwriting

         Generally, the same information is reviewed in the sub-prime underwriting process as in the prime credit quality first mortgage loan underwriting process. Borrowers who qualify generally have payment histories and debt-to-income ratios that would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Company's sub-prime mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors, with more risk factors resulting in lower loan-to-value ratios. On a case by case basis, the Company may determine that, based upon compensating factors, a prospective borrower who does not strictly qualify under the underwriting risk category guidelines warrants an underwriting exception. Compensating factors may include low loan-to value ratio, low debt-to-income ratios, stable employment and time in the same residence.

Sale of Loans

         As a mortgage banker, the Company follows a strategy of selling all loans that it originates to institutional investors. Substantially all prime credit quality first mortgage loans sold by the Company are sold without recourse. Conforming conventional loans are generally pooled by the Company and exchanged for securities guaranteed by Fannie Mae or Freddie Mac. These securities are then sold to national or regional broker-dealers. Substantially all conventional loans securitized through Fannie Mae or Freddie Mac are sold, subject to certain representations and warranties on the part of the Company, on a non-recourse basis, whereby foreclosure losses are generally a liability of Fannie Mae and Freddie Mac and not the Company.

         The strategy of selling all loans allows the Company to (i) generate near-term cash revenues, (ii) limit the Company's exposure to interest rate fluctuations and (iii) substantially reduce any potential expense or loss in the event the loan goes into default after the first month of its origination. The non-recourse nature of the majority of the Company's loan sales does not, however, entirely eliminate the Company's default risk since the Company may be required to repurchase a loan from the investor or indemnify an investor if the borrower fails to make its first mortgage payment or if the loan goes into default and the Company is found to be negligent in uncovering fraud in connection with the loan origination process.


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

         The Company sells its non-conforming conventional loan production on a non-recourse basis. These loans can be sold either on a whole-loan basis or in bulk. Home equity and sub-prime loans may be sold on a whole-loan basis or in bulk.

Financing of Mortgage Banking Operations

         The Company funds its mortgage banking and residential rehabilitation financing activities in large part through warehouse lines of credit. The Company estimates that it had available committed and uncommitted credit facilities aggregating approximately $41 million as of April 2001. Its ability to continue to originate mortgage loans and provide residential rehabilitation financings is dependent on continued access to capital on acceptable terms. The warehouse facilities require the Company to repay the amount it borrows to fund a loan generally within 30 to 90 days after the loan is closed or when the Company receives payment from the sale of the funded loan, whichever occurs first. These borrowings are repaid with the proceeds received by the Company from the sale of its originated loans to institutional investors or, in the case of residential rehabilitation activities, from the proceeds from the sale of the properties. Until the loan is sold to an investor and repayment of the loan is made under the warehouse lines, the warehouse line provides that the funded loan is pledged to secure the Company's outstanding borrowings. The warehouse lines of credit contain certain covenants limiting indebtedness, liens, mergers, changes in control and sales of assets and requires the Company to maintain minimum net worth and other financial ratios.

Information Technology

         The Company employs nonproprietary technology throughout the enterprise and continually searches for new and better ways of both providing services to its customers and of maximizing the efficiency of its operations. Technology is viewed as part of the Company's competitive advantage. By implementing highly integrated systems into its lines of business, the Company believes it has been successful in the rapid start-up of new business enterprises. The Company views technology as a key driver to maintaining productivity levels in its operations.

         The Company continues to design and integrate into its operations the ability to access critical information for management on a timely basis. The Company uses various software programs designed specifically for the mortgage lending industry. Each branch office provides senior management with mortgage originations and other key data. The information system also provides weekly and monthly detailed information on loans in process, fees, commissions, closings, financial statements and all other aspects of running and managing the business.

Competition

         The mortgage banking industry is highly competitive and fragmented. The Company competes with other financial intermediaries (such as mortgage bankers, commercial banks, savings and loan associations, credit unions and insurance companies) and mortgage banking subsidiaries or divisions of diversified companies. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company.

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

         Competition in the mortgage banking industry is based on many factors, including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan and interest rates. Generally, the Company competes by offering a wide selection of products through multiple channels, by providing consistent, high quality service and by pricing its products at competitive rates. The Company believes that its competitive strengths include providing prompt, responsive service and flexible underwriting to independent mortgage bankers and brokers.

         Since there are significant costs involved in establishing retail mortgage offices, there may be potential barriers to market entry for any company seeking to provide a full range of mortgage banking services. No single lender or group of lenders has, on a national level, achieved a dominant or even a significant share of the market with respect to loan originations for first mortgages.

Regulation

         The Company's business is subject to extensive and complex rules and regulations of, and examinations by, federal, state and local government authorities and government sponsored enterprises, including HUD, FHA, VA, Fannie Mae, Freddie Mac, Ginnie Mae and state regulatory authorities. These rules and regulations impose obligations and restrictions on the Company's loan origination and credit activities, including the processing, underwriting, making, selling, brokering, securitizing and servicing of mortgage loans.

         The Company's lending activities are also subject to various federal laws, including the Federal Truth-in-Lending Act and Regulation Z thereunder, the Homeownership and Equity Protection Act of 1994, the Federal Equal Credit Opportunity Act and Regulation B thereunder, the Fair Credit Reporting Act of 1970, the Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, the Fair Housing Act, the Home Mortgage Disclosure Act and Regulation C thereunder and the Federal Debt Collection Practices Act, as well as other federal statutes and regulations affecting our business activities. The Company's loan origination activities are also subject to the laws and regulations of each of the states where it conducts business.

         These laws, rules, regulations and guidelines limit mortgage loan amounts and the interest rates, finance charges and other fees the Company may assess, mandate extensive disclosure and notice to its customers, prohibit discrimination, impose qualification and licensing requirements on the Company, establish eligibility criteria for mortgage loans, provide for inspections and appraisals of properties, require credit reports on prospective borrowers, regulate payment features, and prohibit kickbacks and referral fees, among other things. These rules and regulations also impose certain reporting and net worth requirements. Failure to comply with these requirements can lead to, among other things, loss of approved status, termination of contractual rights without compensation, demand for indemnification or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

         Although the Company believes it has systems and procedures in place to ensure compliance with these requirements and believe that it currently is in compliance in all material respects with applicable federal, state and local laws, rules, regulations, there can be no assurance of full compliance with current laws, regulations and rules, that more restrictive laws, regulations and rules will not be adopted in the future, or that existing laws, regulations and rules or the mortgage loan documents with borrowers will not be interpreted in a different or more restrictive manner. The occurrence of any such event could make compliance substantially more difficult or expensive, restrict the Company's ability to originate, purchase, sell or service mortgage loans, further limit or restrict the amount of interest and other fees and charges earned from mortgage loans that it originates, purchases or services, exposes it to claims by borrowers and administrative enforcement actions, or otherwise materially and adversely affect its business, financial condition and prospects.

         Members of Congress, government officials and political candidates have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of the Company's loans are made to borrowers for the purpose of purchasing a home, the competitive advantage of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by this type of government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for the type of mortgage loans the Company offers.

Quality Control

         In accordance with HUD regulations, the Company is required to perform quality control reviews of its FHA mortgage originations. The Company outsources these reviews to a third party with expertise in performing such reviews. They examine approximately 10% of all conventional mortgage originations and 30% of all FHA mortgage originations for compliance with federal and state lending standards, which may involve reverifying employment and bank information and obtaining separate credit reports and property appraisals. Quality control reports are submitted to senior management monthly.

Marketing

         The Company utilizes a number of methods to generate prospective customers:

         o newspaper and magazine advertisements that direct customers to its website (currently generating 20,000 hits per month); o telemarketing off of purchased lists of potential customers;

         o "live transfers," or customers who have shown interest to a telemarketing representative that are immediately transferred to a loan officer;

         o        referrals;

         o        solicitation of real estate agents; and

         o affiliations with credit unions as the credit unions exclusive mortgage lender.

Seasonality

         The mortgage banking industry is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which sales typically peak during the spring and summer seasons and decline from January through March. Refinancings tend to be less seasonal and more closely related to changes in interest rates.

Environmental Matters

         In the course of its business, the Company takes title (for security purposes) to residential properties intended for near term rehabilitation and resale. Additionally, the Company may foreclose on properties securing its mortgage loans. To date the Company has not been required to perform any investigation or remediation activities, nor has it been subject to any environmental claims relating to these activities. There can be no assurance, however, that this will remain the case in the future. Although the Company believes that the risk of an environmental claim arising from its ownership of a residential property (whether through residential rehabilitation financing or through foreclosure) is immaterial, the Company could be required to investigate and clean up hazardous or toxic substances or chemical releases at a property, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean up costs incurred by such parties in connection with the contamination, which costs may be substantial. In addition, the Company, as the owner or former owner of a contaminated site, may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

Employees

         As of March 27, 2002 the Company had 135 employees, combined at all locations, substantially all of whom are employed full-time. None of the Company's employees are represented by a union. The Company considers its relations with its employees to be satisfactory.

Cautionary Factors That May Affect Future Results

Risks Relating to our Business

            The following risks related to the Company's business, and our business once the combination is consummated, are important for you to consider.

If interest rates rise or general
economic conditions deteriorate,
the Company's business could be
harmed

         The Company will likely originate fewer mortgage loans if interest rates rise. In periods of rising interest rates, demand for mortgage loans typically declines. During those periods, the Company will likely originate and sell fewer mortgage loans and their revenues will decline. Demand for refinancing mortgages declines more significantly than for new home purchase mortgages during periods of rising interest rates. The Company's business would also be adversely affected by declining economic conditions in those states where they originate mortgage loans, particularly in their residential real estate markets.

If the Company does not comply
with mortgage banking rules and
regulations or other regulatory
requirements, its business may
be harmed

         The Company's business is subject to the rules and regulations of various federal, state and local regulatory agencies in connection with originating, brokering, processing, underwriting and selling mortgage loans. These rules and regulations, among other things, impose licensing obligations on us, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to borrowers. If we do not comply with these rules, regulations and requirements, the regulatory agencies may restrict our ability to originate mortgage loans. Regulatory and legal requirements are subject to change and may become more restrictive, making compliance more difficult or expensive or otherwise restrict the Company's ability to conduct its business as it is now conducted.

The loss of key purchasers of the
Company's loans or a reduction in
prices paid could adversely affect
the Company's financial condition

         As a mortgage banker, the Company sells most of the loans it originates to institutional buyers. Generally, the Company also sells the servicing rights to the loans at the time we sell the loans. If the financial institutions that typically purchase the Company's loans cease to buy its loans or servicing rights and equivalent purchasers cannot be found on a timely basis, then its business and results of operations could be materially adversely affected. The Company's results of operations could also be adversely affected if these purchasers lower the price they pay to it or adversely change the material terms of their loan purchases from it.

         The prices at which the Company sells its loans vary over time. Several factors determine the prices the Company receives for its loans. These factors include:

         o        the number of institutions that are willing to buy its loans;

         o        the amount of comparable loans available for sale;

         o        the levels of prepayments of, or defaults on, loans;

         o        the types and volumes of loans it sells;

         o        the level and volatility of interest rates; and

         o        the quality of its loans.

         The prices at which the Company can sell its mortgage servicing rights vary over time and may be materially adversely affected by a number of factors, including the general supply of and demand for mortgage servicing rights and changes in interest rates. Servicing rights for a particular loan category that was originated at higher interest rates tend to have a lower value than those originated with comparatively lower interest rates due to the greater likelihood that loans with higher interest rates will be prepaid more quickly. Because the Company's ability to fund mortgage loans depends on the availability of financing source, its revenue and business would be negatively affected if its current financing sources were canceled or not renewed.

The Company's business may suffer
if it cannot attract or retain
qualified loan originators or if
its loses key personnel

         The Company depends on its loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders and others, which it believes leads to repeat and referral business. Accordingly, the Company must be able to attract, motivate, and retain skilled loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. The Company cannot guarantee that it will be able to continue to attract and retain a sufficient number of skilled loan originators to support its projected growth. If the Company cannot attract or retain a sufficient number of skilled loan originators, or even if it can retain them but at much higher costs, its business and results of operations may be adversely impacted.

         The Company is dependent on the continued services of certain key management personnel, particularly Brian Rogerson. The loss of the services of Brian Rogerson could significantly impact the future operations of the combined company and its ability to execute its business plan. We have not entered into employment contracts with Mr. Rogerson.

The market in which the Company
operates is intensely competitive
and actions by its competitors
could harm its business

         The Company must compete with other mortgage bankers and brokers, many of whom are larger, better capitalized, better connected with institutional purchasers of loans and more experienced. Barriers to entry in the mortgage industry are relatively low and increased competition is likely. As the Company seeks to expand its business, it will face a greater number of competitors, many of who will be in well-established markets it seeks to penetrate. Accordingly, the Company may not be able to successfully compete against them or any future competitors. Moreover, competitors may be able to respond more quickly to take advantage of new or changing opportunities, technologies and customer preferences and requirements. They also may be able to undertake more extensive promotional activities and offer more attractive rates and other terms to borrowers, gaining a competitive advantage over the Company.

Changes in existing government
sponsored and federal mortgage
programs could negatively affect
the Company's business

         The Company's ongoing ability to generate revenue through mortgage sales to institutional investors depends largely on programs administered by Fannie Mae, the Federal Home Loan Mortgage Corporation and others that facilitate the issuance of mortgage-backed securities in the secondary market. A portion of the Company's business also depends on various programs administered by the Federal Housing Administration and the Veterans Administration. Any discontinuance of, or significant reduction in, the operation of those programs could have a material adverse effect on the Company's business and results of operations. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities could reduce the Company's revenues.

The Company may be required
to return proceeds obtained
from the sale of loans, which
would negatively impact
its results of operations

         When the Company sells a loan to an investor, it is required to make certain representations and warranties regarding the loan, the borrower and the property. These representations are based in part on the Company's due diligence and related information provided to it by the borrower and others. If any of these representations or warranties are later determined to be false, the Company may be required to repurchase the loan, including principal and interest, from the investor or indemnify the investor for damages or losses caused by the breach of the representation or warranty. In connection with some non-prime loan sales, the Company may be required to return a portion of the premium paid by the investor if the loan is prepaid within the first year after its sale. If, to any significant extent, the Company is required to repurchase loans, indemnify investors or return loan premiums, it could have a material adverse impact on the Company's business and results of operations.

The Company's non-conforming
mortgage business subjects it
to greater risks than its
conforming mortgage business

         Under the Company's non-conforming (sometimes referred to as non-prime) mortgage loan programs, it places loans for borrowers who have impaired or limited credit histories or higher debt-to-income ratios than prime mortgage lenders allow. The non-conforming mortgage banking industry is riskier than the conforming mortgage business primarily because there is a greater risk of default and product offerings for non-conforming mortgages frequently change, which may make selling a non-conforming loan to institutional investors more difficult. The Company's failure to adequately address the related risks could have a material negative effect on its business and results of operations.

The Company's financial results
may fluctuate as a result of
seasonality and other factors,
including the demand for mortgage
loans, which makes it difficult
to predict the Company's future
performance

         The mortgage industry is generally subject to seasonal trends. These trends reflect the general pattern of existing home sales, which typically peak during the spring and summer months and decline from January through March. The Company's quarterly results can be expected to fluctuate in the future, reflecting the seasonality of the industry.

         Further, if the closing of a sale of loans or servicing rights is postponed, the recognition of income is also postponed. If such a delay causes the Company to recognize income in the next quarter, its results of operation for the previous quarter could be materially adversely affected. Unanticipated delays could also increase the Company's exposure to interest rate fluctuations by lengthening the period during which its variable rate borrowings under its credit facilities are outstanding.

         In addition, the following factors influence the Company's revenues and net earnings:

         o        the level and volatility of interest rates;

         o        the overall demand for mortgage loans; and

         o        the size and timing of sales of loans and servicing rights.

         These and other factors may make it difficult to predict the Company's results of operations.

If the Company securitizes loans
in the future, it will be subject
to additional risks that it does
not currently face

         The Company does not currently securitize the loans it originates. Although it does not have any immediate plans to securitize its loans, the Company may decide to do so in the future if market conditions or other considerations (such as our achieving the appropriate loan volume) justify doing so. Securitizing its loans would subject the Company to numerous additional risks, including:

         o        delayed operating cash flow;

         o        conditions  in  the  general   securities  and  securitization
                  markets;

         o        retention of credit-enhancing residual interests;

         o        the need to obtain satisfactory credit enhancements; and

         o        increased potential for earnings fluctuations.

         If the Company were to securitize its loans, it would have to adequately address these and other related risks. Failure to do so could have a material adverse impact on the Company's business and results of operations.

The Company may be exposed to
environmental liabilities with
respect to properties to which it
takes title, which could increase
its costs of doing business and
adversely impact its  results of
operations

         In the course of the Company's business, it may, at various times, have to foreclose upon and take title to residential properties, and could be subject to environmental liabilities with respect to such properties. To date, the Company has not been required to perform any environmental investigation or remediation activities, nor has it been subject to any environmental claims relating to these activities. The Company cannot provide assurance that this will remain the case in the future. The Company may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substance or chemical releases at a property. The costs associated with an environmental investigation or remediation activities could be substantial.

The Company is dependent on its
current warehouse line of credit
lender

         The Company is currently dependent on its existing warehouse line of credit and line of credit. Consequently, the Company's mortgage banking lender business is currently limited to the available capacity of the warehouse line of credit. The Company's business would be adversely affected if, for any reason, its warehouse line of credit lender refused to expand or continue the line of credit or a substitute or additional warehouse line of credit could not be secured.

The Company may have difficulty
managing future expansion

         The Company's future success will be highly dependent upon its ability to successfully manage the expansion of its operations. The Company's ability to manage and support its growth effectively will be substantially dependent on its ability to implement adequate improvements to financial and management controls, reporting systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. There can be no assurance that the Company will be able to identify, attract, and retain experienced personnel. The Company's future operating results will depend on the ability of its management and other key employees to implement and improve its systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. There can be no assurance that the Company will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on our business, results of operations, and financial condition.

Risks Relating to the Combination

The consideration paid to Northeast
was determined by us and the members
of Northeast after negotiation and
may not reflect any recognized
criteria of value

         The consideration offered to the Company in the combination may not reflect the actual value of our stock and bears no relationship to the assets, book value, earnings, net worth, or any other recognized criteria of value. Consequently, the consideration offered to the Company, which can be deemed an offering price for the Company's assets, was determined arbitrarily and solely by us and the Company. In establishing the offering price, our management considered such matters as the Company's financial resources and the general condition of the securities markets. The exchange ratio of the merger should not, however, be considered an indication of our or the Company's actual value. Neither we nor the Company obtained a fairness opinion in connection with the combination.

Certain  anti-takeover  features of our
articles  of  incorporation  and bylaws
and Nevada law may have the effect of
discouraging potential acquisition
proposals

         Upon consummation of the combination, certain provisions of our Articles of Incorporation and Bylaws, along with certain provisions of Nevada statutory law, could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions could diminish the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. Such provisions also may inhibit fluctuations in the market price of our common stock that could result from takeover attempts.

Our shareholders will have less
influence over the combined company
as a result of the issuance of the
consideration for the combination

         Non-affiliates, individuals or entities that do not control us, presently own 20% of our outstanding shares. As a result of the combination, the percentage interest of these shareholders will decline to 2.33% of our outstanding voting shares after the combination and therefore your ability to influence the management of the combined company will be significantly diminished.

The Company may not continue to
be profitable

         The Company has generated  revenues  from  operations  since 1996.  The
         Company's management and our management believe that after the combination the combined company will continue to generate revenues from operations. However, we cannot assure you that the combined company will continue to generate revenues after the combination.

There is no market for your shares
and you may not be able to sell
them

         There has been no trading market for our common stock. Although we are applying to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell. Once we have issued shares of our common stock in the combination, we do not know how our common stock will trade. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

         o the potential absence of securities analysts covering us and distributing research and recommendations about us;

         o the liquidity of our common stock will be low because only 200,000 shares will be in the hands of non-affiliates of the company and such shares are not eligible for sale under exemptions from registration under the Securities Act of 1933;

         o changes in earnings estimates by securities analysts or our ability to meet those estimates;

         o the operating results and stock price performance of other comparable companies;

         o        overall stock market fluctuations; and

         o economic conditions generally and in the mortgage industry in particular

         . Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

                           Forward Looking Statements

         This current report on Form 8-K contains certain forward looking statements with respect to the Company's financial condition, results of operations and business and, assuming the consummation of the combination, the proposed combination with the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: a rise in interest rates, general economic deterioration in the U.S. economy, failure of the Company to comply with banking rules and regulations or other regulatory requirements, the loss of key purchasers of the Company's loans, inability to attract and retain loan originators, changes in federal government mortgage programs, possible environmental liability associated with real estate foreclosures, failure to maintain its warehouse line of credit, increased costs of being a public corporation following the combination and changes in our operations following the combination as a result of being a public corporation.

EMPLOYEES

         The Company does not expect any material change in the number of employees..

Executive Officers and Directors

The following table sets forth the names, positions and ages of the individuals who wills serve as our directors and executive officers following the combination. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

         Name of Director/Officer  Age          Position(s) With Company

         Brian Rogerson            36           Chairman and President

         Sean Rogerson             34           Director, Vice President and COO

         Anthony Gabriele          36           Director and Secretary

         Daniel L. Hodges          35           Director

Brian Rogerson

         Mr. Rogerson formed Northeast Mortgage LLC in October 1996 with his brother Sean Rogerson and his associate Anthony Gabriele. From 1991 until October 1996 he was vice president of Retail Lending at Fairfield Mortgage Corporation. Prior to Fairfield he was a Senior Loan Officer at United Financial Funding and a loan officer and account executive with Family Financial Services, Inc. Mr. Rogerson holds a B.S. in Management and Finance from Sacred Heart University.

Sean Rogerson

         Mr. Rogerson formed Northeast Mortgage LLC in October 1996 with his brother Brian Rogerson and his associate Anthony Gabriele from 1992 until October 1996, he was a Senior Loan Officer at Fairfield Mortgage Corporation. Prior to Fairfield Mr. Rogerson was with Gateway Bank where he upgraded branch computer networks and trained employees in the automated functions and programs used by the bank. He was also a specialist in IRA and SEP accounts at Bankmart and a Charge Back Supervisor at the Bank and New England.

Anthony Gabriele

         Mr. Gabriele formed Northeast Mortgage LLC in October 1996 with Messrs. Brian and Sean Rogerson. From 1995 until the formation of Northeast Mortgage in 1996, Mr. Gabriele was a Loan Officer at Fairfield Mortgage Corporation. Prior to joining Fairfield, he was a Sales Manager for Comtek International responsible for the organization and development of international trade events in Russia, Romania and Germany. Mr. Gabriele holds a Bachelor's degree in Business Economics from Southern Connecticut State University.

Daniel L. Hodges

         Daniel L. Hodges was the sole Director, President, Chief Financial Officer and Secretary of the Company prior to the Acquisition. Mr. Hodges has been president and director of Solomon Consulting Corp. which specializes in corporate and securities consulting since 1995. Mr. Hodges is also currently on the board of directors of two charitable organizations as well as a number of blank check companies. Mr. Hodges received his B.S. from Thomas A. Edison State College in Trenton, New Jersey. He is also a graduate of the U.S. Air Force Undergraduate Pilot Training program and currently holds the rank of Captain in the Air National Guard.

Executive Compensation

         The following table sets forth all compensation paid by the Company to the chief executive officer and the four most highly compensated executive officers for services rendered during the last three completed fiscal years.

                           Summary Compensation Table

                                                                            Long-Term
                                                                        Compensation Awards
                                                     Annual          -------------------------
                                                Compensationx (1)   Restricted    Securities
                                              --------------------     Stock      Underlying        All Other
Name and Principal Position        Year       Salary ($) Bonus ($)   Awards ($)   Options/SARs  Compensation (1)(2)
---------------------------        ----       ---------  ---------   ----------   ------------- -------------------
Brian Rogerson                     2001         230,000        -          -             -             29,000
   President                       2000          79,000        -          -             -             28,900
                                   1999         251,000        -          -             -             27,600

Sean Rogerson                      2001         164,000        -          -             -             14,000
   Vice President                  2000          36,000        -          -             -             12,500
                                   1999         148,000        -          -             -             11,400

Anthony Gabriele                   2001         156,000        -          -             -             14,000
   Treasurer                       2000          29,000        -          -             -             13,000
                                   1999         136,000        -          -             -             12,000

Daniel L. Hodges                   2001             -          -          -             -                -
   Secretary                       2000             -          -          -             -                -
                                   1999             -          -          -             -                -


(1)  Amounts  paid to  Messrs.  Rogerson,  Rogerson  and  Gabriele  were made as
distributions   from  Northeast   Mortgage,   LLC  prior  to  the   contribution
transaction.

(2)Amounts paid for automobiles and insurance therefore.


Stock Option Grants

         None.


                      Summary of the 2001 Stock Option Plan

Our board of directors adopted the 2001 Stock Option Plan in October, 2001 and was approved by the shareholders on January 20, 2002. The plan authorizes us to issue 1,000,000 shares of common stock for issuance upon exercise of options. The Plan authorizes us to grant to our key employees (i) incentive stock options to purchase shares of common stock and (ii) non-qualified stock options to purchase shares of common stock.

Objectives

         The objective of the Plan is to provide incentives to our key employees and directors to achieve financial results aimed at increasing shareholder value and attracting talented individuals to the Company. Persons eligible to be granted incentive stock options under the Plan will be those employees whose performance, in the judgment of the compensation committee of our board of directors, can have significant effect on our success.

Oversight

         The compensation committee of our board of directors will administer the plan by making recommendations to the board or determinations regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. It also has the authority to interpret the provisions of the plan and to establish and amend rules for its administration subject to the plan's limitations. The compensation committee is comprised of non-employee directors as required by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

Types of grants

         The plan allows for the grant of both incentive stock options and incentive stock options. The plan does not specify what portion of the awards may be in the form of incentive stock options or non-statutory options. Incentive stock options awarded our to employees are qualified stock options under the Internal Revenue Code.

Statutory conditions on stock options

         Incentive stock options granted under the plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant.

- Exercise price

         Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of the our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by the compensation committee of our board of directors.

- Dollar limit

         The aggregate fair market value, determined as of the time an incentive stock option is granted, of the common stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year cannot exceed $100,000. However, there is no aggregate dollar limitation on the amount of non-statutory stock options that may be exercisable for the first time during any calendar year.

- Expiration date

         Any option granted under the plan will expire at the time fixed by the compensation committee, which cannot be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any subsidiary corporation, not more than five years after the date of grant.

- Exerciseability

         The compensation committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the compensation committee may accelerate the exerciseability of any option at its discretion.

- Assignability

         Options granted under the plan are not assignable. Incentive stock options may be exercised only while the optionee is employed by us or within twelve months after termination by reason of death, within twelve months after the date of disability, or within three months after termination for any other reason.

Payment upon exercise of options

         Payment of the exercise price for any option may be in cash, by withheld shares which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) or in the form of shares of our common stock.

Tax consequences of options

         An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the plan.

         An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

         An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of: (i) two years from the date of award of the option or (ii) one year from the date of exercise. If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price he paid for an incentive stock option is exceeded by the option's fair market value at the time his rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture. The subsidiaries will be entitled to deductions for federal income tax purposes as a result of the exercise of a nonstatutory option and the disqualifying sale or disposition of incentive stock options in the year and the amount that the employee recognizes ordinary income as a result of such disqualifying disposition.

Principal Stockholders and Stockholdings of Management

              Name and Address of                           Shares Beneficially                    Percent of
             Beneficial Owner (1)                         Owned After Acquisition               Common Stock (2)
             --------------------                         -----------------------               ----------------
Brian Rogerson (3)                                               4,180,000                           64.0%
Sean Rogerson (4)                                                1,900,000                           32.2%
Anthony Garbriele (5)                                            1,520,000                           27.5%
Daniel L. Hodges                                                  800,000                            20.0%
All Officers and Directors as a group                            8,400,000                           97.7%


(1) The address of all individuals listed is 800 Main Street South, Southbury, CT 06488.

(2) Applicable ownership percentages were based on 4,000,000 shares issued and outstanding as of March 22, 2002, together with shares issuable upon conversion of Series A Preferred Stock to the applicable stockholder. Shares of common stock issuable upon conversion of securities within 60 days after March 22, 2002 are deemed outstanding for computing percentage ownership of the person holding such convertible security, but are not deemed outstanding for computing the percentage of any other person. Although the Series A Preferred stock is not convertible until March 22, 2003, it has been included in the table.

(3) Includes 2,530,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Rogerson.

(4) Includes 1,150,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Rogerson.

(5) Includes 920,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Gabriele.

Certain Relationships and Related Transactions

         None

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (a)      Financial Statements of Businesses Acquired

         To be filed within 60 days after the date of this report on Form 8-K.

         Unaudited Historical and Pro Forma Condensed Financial Information

         (b)      Pro Forma Financial Information

         To be filed within 60 days after the date of this report on Form 8-K.

         (c)      Exhibits



         The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-K.

            Exhibit No.                                Description                               Reference
         -------------------     --------------------------------------------------------      --------------
                 1               Amended and Restated Articles of Incorp.                            *
                                 Contribution Agreement                                             (1)


*   Filed herewith
(1)      Filed with Information Statement on Form 14C filed on

                                   SIGNATURES



Dated:  April 10, 2002                 NORTHEAST MORTGAGE CORPORATION



                                       ------------------------------------
                                       Brian Rogerson, Chairman & President